EXHIBIT 99.1

RANDOM SOURCE INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Random Source, Inc.

We have audited the accompanying consolidated balance sheets of Random Source, Inc. and Subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2011 and 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Random Source, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/	Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
April 16, 2012

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010

ASSETS

Current assets:
Cash	$277,857	$42,099
Accounts receivable - net	361,325	124,397
Inventory	9,020	-
Other receivables	12,444	-
Due from related party	2,691	-
Prepaid expenses and other current assets	73,097	12,936

Total current assets	736,434	179,432

Other assets:
Property and equipment, net	31,302	643
Intangible asset, net	861,747	-
Deposits	49,673	710
Total other assets	942,722	1,353

Total assets	$1,679,156	$180,785

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$487,460	$144,196
Accounts payable - related party	300,939	4,180
Notes payable - short term	55,681	-
Deferred discount - short term	100,000	-
Customer deposits	15,285	-
Due to related parties	156,505	39,329
Total current liabilities	1,115,870	187,705

LONG-TERM LIABILITIES:
Notes payable - long term	64,558	-
Deferred discount - long term	250,000	-
Total liabilities	1,430,428	187,705

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized: no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares
authorized: 117,003,803 shares and 100,200,000 shares
issued and outstanding at December 31, 2011 and 2010, respectively	117,004	100,200
Additional paid-in capital	1,103,046	439,950
Accumulated deficit	(971,322)	(546,870)
Subscription receivable	-	(200)
Total stockholders' equity (deficit)	248,728	(6,920)

Total liabilities and stockholders' equity (deficit)	$1,679,156	$180,785

See accompanying notes to consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR	FOR THE YEAR
	ENDED	ENDED
	DECEMBER 31, 2011	DECEMBER 31, 2010

Net sales	$6,070,158	$1,486,638

Cost of sales	5,104,595	1,242,887

Gross profit	965,563	243,751

Operating expenses:
Depreciation and amortization	138,803	13,979
Marketing, selling and advertising expenses	56,909	16,208
Compensation and related taxes	567,088	121,753
Professional and consulting fees	365,301	160,821
General and administrative	255,682	68,071
Total operating expenses	1,383,783	380,832

Loss from operations	(418,220)	(137,081)

Other expense
Other expense	-	-
Interest expense	(6,922)	-
Interest income	690	269
Total other expense	(6,232)	269

Loss before provision for income taxes	(424,452)	(136,812)

Provision for income taxes	-	-

Net loss	$(424,452)	$(136,812)

WEIGHTED AVERAGE COMMON SHARES
Basic and Diluted	112,855,550	97,635,068

NET LOSS PER COMMON SHARE:
OUTSTANDING - Basic and Diluted	(0.00)	(0.00)

See accompanying notes to consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2011 AND 2010

								Total
	Preferred Stock		Common Stock		Additional			Stockholders'
	$0.001 Par Value		$0.001 Par Value		Paid-in	Accumulated	Subscription	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	receivable	(Deficit)

Balance at December 31, 2009	-	$-	94,000,000	$94,000	$426,000	$(410,058)	$(2,000)	$107,942

Sale of common stock	-	-	6,000,000	6,000	13,500	-	-	19,500

Common stock issued for services	-	-	200,000	200	450	-	-	650

Collection of subscription receivable	-	-	-	-	-	-	1,800	1,800

Net loss for the year ended December 31, 2010	-	-	-	-	-	(136,812)	-	(136,812)

Balance at December 31, 2010	-	-	100,200,000	100,200	439,950	(546,870)	(200)	(6,920)

Sale of common stock	-	-	16,803,803	16,804	663,096	-	-	679,900

Collection of subscription receivable	-	-	-	-	-	-	200	200

Net loss for the year ended December 31, 2011	-	-	-	-	-	(424,452)	-	(424,452)

Balance at December 31, 2011	-	$-	117,003,803	$117,004	$1,103,046	$(971,322)	$-	$248,728

See accompanying notes to consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR	FOR THE YEAR
	ENDED	ENDED
	DECEMBER 31, 2011	DECEMBER 31, 2010

Cash flows from operating activities:
Net loss	$(424,452)	$(136,812)
Adjustments to reconcile net loss to net provided by (cash used) in operating activities:
Common stock issued for services	-	650
Depreciation and amortization	138,770	13,979

Changes in operating assets and liabilities
Accounts receivable	(236,928)	(8,591)
Inventory	(9,020)	-
Other receivables	(12,444)	-
Due from related party	(2,691)	-
Prepaid expenses and other current assets	(57,097)	(7,303)
Deposits	(48,963)	-
Accounts payable and accrued liabilities	343,297	53,009
Accounts payable - related party	296,759	-
Deferred discount - short term	100,000	-
Customer deposits	15,285	-
Deferred discount - long term	250,000	-
Net cash provided by (used in) operating activities	352,516	(85,068)

Cash flows from investing activities:
Cash used in acquisition of business	(850,000)	-
Purchase of property and equipment	(22,273)	-
Net cash provided by (used in) investing activities	(872,273)	-

Cash flows from financing activities:
Payments on notes payable	(41,761)	-
Proceeds from related party advances, net of
repayments on related party advances	117,176	1,710
Collection of subscription receivable	200	1,800
Proceeds from sale of common stock	679,900	19,500
Net cash provided by financing activities	755,515	23,010

Net increase in cash	235,758	(62,058)

Cash at beginning of year	42,099	104,157

Cash at end of year	$277,857	$42,099

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$2,128	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of notes payable in connection with the acquisition of business	$162,000	$-
Value of intangible assets upon acquisition of business	$991,265	$-
Purchase of property and equipment upon acquisition of business	$17,671	$-
Purchase of other current assets upon acquisition of business	$3,064	$-

See accompanying notes to consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Random Source Inc. (the “Company”) was incorporated under the laws of the State of Florida in September 2008. The Company operates and sells office supplies such as high-quality, brand-name office products primarily to medium and large-sized businesses through its retail websites. The Company carries a wide selection of merchandise, including general office supplies, business machines and computers, office furniture, and other business-related products.

On March 9, 2011, the Company acquired 100% of the outstanding stock of Lamfis, Inc. (“Lamfis”) which does business as Hinson Office Supply for $262,000. Lamfis was incorporated under the laws of the State of Florida in May 1991. Lamfis operates as a company that sells through our retail websites, office supplies and office products primarily to school districts and government agencies located in the State of Florida primarily in Broward and Miami-Dade counties.

A newly-formed wholly-owned subsidiary, Superwarehouse Business Products Inc. (“Superwarehouse”), a Florida corporation was formed on September 22, 2011. Following the formation of Superwarehouse, in October 2011, the Company acquired the business and assets of Superwarehouse Enterprises, Inc. (“SWH, Inc.”) and Superwarehouse Gov, LLC (“SWH GOV”) under an Article 9 foreclosure sale initiated by their major and senior creditor pursuant to a bill of sale agreement. The purchase price was for $750,000. SWH, Inc. and SWH GOV were in the business of selling office supplies and office products primarily to medium and large-sized businesses through retail websites. The fair value of all the assets acquired was adjusted directly on the financial statements of the Company's subsidiary, Superwarehouse.

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).  The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The  preparation  of  the consolidated financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the allowance for bad debts, the useful life of property and equipment, and useful life of intangible assets.

FASB Accounting Standards Codification

The issuance by Financial Accounting Standards Board (“FASB”) of the Accounting Standards Codification  (“ASC”) on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, ASC officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the SEC or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create ASC became superseded. Instead, references to standards consist solely of the number used in the ASC’s structural organization.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for accounts receivable, other receivables, prepaid expenses, accounts payable, accrued liabilities, and customer deposits approximate their estimated fair market value based on the short-term maturity of these instruments.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’ account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At December 31, 2011, the Company has not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Segments

The Company’s activities are within the office products and office supplies retail industry, which is the single industry segment the Company operates. Each operating subsidiary represents an operating segment and these segments have been aggregated, as the operating units meet all of the aggregation criteria. The Company has aggregated its operating segments based on the aggregation criteria outlined in ASC 280-10, which states that two or more operating segments may be aggregated into a single operating segment if aggregation is consistent with the objective and basic principles of the Statement, if the segments have similar economic characteristics, similar product, similar production processes, similar customers and similar methods of distribution. Therefore, the Company has a single operating segment for financial reporting purposes.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of product sales.

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  As of December 31, 2011 and 2010, our allowance for doubtful accounts totaled $4,300 and $4,300, respectively. The Company did not consider it necessary to record any bad debt expense during the years ended December 31, 2011 and 2010.

Inventory

Inventory, consisting of finished goods related to the Company’s products are stated at the lower of cost or market utilizing the first-in, first-out method.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Most of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

As of December 31, 2011, 8 customers accounted for 15% of total accounts receivable. As of December 31, 2010, 5 customers accounted for 27% of total accounts receivable. No single customer accounted for greater than 10% of sales of the Company for the years ended December 31, 2011 and 2010.

Prepaid expenses and other current assets

Prepaid expenses and other current assets of $73,097 and $12,936 at December 31, 2011 and 2010, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments in cash for web marketing services, computer support services, consulting and business advisory services, and prepaid insurance which are being amortized over the terms of their respective agreements.

Customer Deposit

Customer deposits at December 31, 2011 and 2010 were $15,285 and $0, respectively, which consist of prepayments from third party customers to the Company and customer refunds. The Company will recognize the prepayments as revenue upon delivery of the products, in compliance with its revenue recognition policy.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketing, selling and advertising costs

Marketing, selling and advertising costs are expensed as incurred.  Such expenses for the years ended December 31, 2011 and 2010 totaled $56,909 and $16,208, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. At December 31, 2011, the Company has 180,000 outstanding options and 14,397,000 outstanding warrants. At December 31, 2010, the Company has 240,000 outstanding options.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally two to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to FASB ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2011 and 2010.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Other Intangible Assets

In accordance with ASC 350- 30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record any impairment charge on its intangible assets during the years ended December 31, 2011 and 2010.

Employee Benefit Plan

The Company offers a SIMPLE IRA plan which was established in December 2009 for all eligible employees. Employees meeting certain eligibility requirements can participate in the plan.  Under the plan, the Company matches employee contributions to the plan up to 1% of the employee’s salary.  The Company made matching contributions of 1% totaling $1,441 and $1,622 during the years ended December 31, 2011 and 2010, respectively.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public company for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update does not have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update does not have a material impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company are evaluating the requirements of ASU No. 2011-08 and have not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. This update does not have a material impact on the Company’s consolidated financial statements.

On December 31, 2011, the FASB issued ASU No. 2011-11, “Disclosures about Offsetting Assets and Liabilities”, which requires new disclosures about balance sheet offsetting and related arrangements. For derivatives and financial assets and liabilities, the ASU requires disclosure of gross asset and liability amounts, amounts offset on the balance sheet, and amounts subject to the offsetting requirements but not offset on the balance sheet. The ASU is effective for annual reporting periods beginning on or after January 1, 2013. The Company is currently evaluating the impact, if any, that these updates will have on its financial condition, results of operations and cash flows. This update is not expected to have a material impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 2 – ACQUISITIONS

Lamfis, Inc.

On March 9, 2011, the Company acquired 100% of the outstanding stock of Lamfis which does business as Hinson Office Supply for $262,000. The stock purchase agreement calls for a $100,000 cash down payment with the balance of $162,000 payable in equal monthly installments of $4,640, fully amortized over thirty-six months with interest accruing at a rate of 2% per annum.  Promissory Notes were issued to the former shareholders of Lamfis. The agreement calls for the last installment payment to be waived should the Company make all payments in a timely fashion.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Lamfis is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Lamfis.

The net purchase price, including acquisition costs paid by the Company, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets	$3,064
Property and equipment	17,671
Intangible asset	241,265

Net purchase price	$262,000

Unaudited pro forma results of operations data as if the Company and Lamfis had occurred as of January 1, 2010 are as follows:

	The Company and Lamfis For the year ended December 31, 2011	The Company and Lamfis For the year ended December 31, 2010
Pro forma revenues	$6,505,163	$4,399,276
Pro forma loss from operations	(418,835)	(201,709)
Pro forma net loss	(425,757)	(201,440)
Pro forma loss per share	$(0.00)	$(0.00)
Pro forma diluted loss per share	$(0.00)	$(0.00)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2010 and is not intended to be a projection of future results.

Superwarehouse Enterprises, Inc. and Superwarehouse GOV, LLC.

Following the formation of the Company’s wholly owned subsidiary, Superwarehouse, in October 2011, the Company acquired the business and assets of SWH, Inc. and SWH GOV (collectively “SWH”) under an Article 9 foreclosure sale initiated by their major creditor pursuant to a bill of sale agreement. The purchase price was for $750,000.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 2 – ACQUISITIONS (continued)

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and SWH is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets acquired directly on the financial statements of the Company's subsidiary, Superwarehouse. The net purchase price, including acquisition costs paid by the Company, was allocated to assets acquired on the records of the Company as follows:

Intangible asset	$750,000

Net purchase price	$750,000

Unaudited pro forma results of operations data as if the Company and SWH had occurred as of January 1, 2010 are as follows:

	The Company and SWH For the year ended December 31, 2011	The Company and SWH For the year ended December 31, 2010
Pro forma revenues	$17,277,676	$24,145,875
Pro forma loss from operations	(625,108)	(289,231)
Pro forma net loss	(305,376)	(281,108)
Pro forma loss per share	$(0.00)	$(0.00)
Pro forma diluted loss per share	$(0.00)	$(0.00)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	December 31, 2011	December 31, 2010

Transportation equipment	2 years	17,671	-
Furniture and fixtures	7 years	4,617	-
Leasehold improvement	3 years	18,266	1,498
Less: Accumulated depreciation		(9,252)	(855)
		$31,302	$643

For the years ended December 31, 2011 and 2010, depreciation expense amounted to $9,252 and $13,979, respectively.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 4 – INTANGIBLE ASSETS

Intangible assets which were acquired from the acquisition by the Company of Lamfis and SWH consist of the following (see Note 2):

December 31, 2011

Customer lists	$991,265
Accumulated amortization	(129,518)
Intangible assets, net	$861,747

Customer lists for its subsidiary, Lamfis, are being amortized on a straight-line basis over the estimated useful life of three years. Customer lists related to the acquisition of the business of SWH Inc. and SWH GOV, are amortized over the estimated useful life of three years. The Company assesses fair market value for any impairment to the carrying values.  As of December 31, 2011 management concluded that there was no impairment to the acquired assets.

The weighted average amortization period on total is approximately 2.50 years. Amortization expense for the year ended December 31, 2011 was $129,518.

Future amortization of intangible assets, net is as follows:
2012	$330,422
2013	330,422
2014	200,903
Total	$861,747

NOTE 5 – ACCOUNTS PAYABLE, ACCRUED LIABILITIES AND MERCHANT ACCOUNTS PAYABLE

Accounts payable and accrued liabilities consist of the following:

	December 31, 2011	December 31, 2010

Accounts payable - trade	589,309	128,307
Credit card	17,457	-
Accrued expenses	78,453	20,069
Accrued payroll, vacation and payroll tax	63,724	-
Sales and business tax payable	39,456	-
Total	$788,399	$148,376

NOTE 6 – NOTES PAYABLE

On March 9, 2011, the Company acquired 100% of the outstanding stock of Lamfis for $262,000. The stock purchase agreement calls for a $100,000 cash down payment with the balance of $162,000 payable in equal monthly installments of $4,640, fully amortized over thirty-six months with interest accruing at a rate of 2% per annum and matures on April 9, 2014.  Promissory Notes were issued to the former shareholders of Lamfis. The agreement calls for the last installment payment to be waived should the Company make all payments in a timely fashion. As of December 31, 2011, accrued interest on these notes amounted to $0.

At December 31, 2011, note payable – short and long term portion consisted of the following:

Total notes payable	$120,239
Less: current portion	55,681
Long term portion	$64,558

Future debt payments are as follows:

2012	$55,681
2013	55,681
2014	8,877
Total	$120,239

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, $.001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or are outstanding as of December 31, 2011 and 2010.

Common Stock

The Company is authorized to issue up to 500,000,000 shares of common stock, $.001 par value per share. As of December 31, 2011 and 2010, the Company had 117,003,803 shares and 100,200,000 shares outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

On April 21, 2010, the Company obtained through a vote of majority of its shareholders the approval for a 780,083 for 1 stock split of its issued and outstanding common stock. All share and per share information contained in this report gives retroactive effect to a 780,083 for 1 (780,083:1) stock split of our outstanding common stock.

In May 2010, the Company sold 6,000,000 shares of common stock in a private transaction to three investors for proceeds of $19,500. The proceeds were used for general working capital purposes. The Company did not pay any commissions or finder’s fees in this transaction.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

In May 2010, the Company issued 200,000 shares of common stock in connection with legal services rendered. The Company valued these common shares at the fair market value on the date of grant at $650 based on the recent selling price of the Company’s common stock at that time and has been recognized as professional expense.

Between February 2011 and June 2011, the Company sold 4,799,000 units of its securities to accredited investors in a private placement which resulted in gross proceeds to us of $479,900.  Each unit consisted of one share of our common stock, one series A Warrant, one Series B Warrant and one Series C Warrant at a purchase price of $0.10 per unit. The Company did not pay any commissions or finder’s fees in connection with this transaction. The Company used the net proceeds for general working capital purposes.

In March 2011, the Company sold an aggregate of 12,004,803 shares of its common stock for aggregate gross consideration of $200,000 in a private offering.  The Company did not pay any commissions or finder’s fees in this transaction.  The Company used the proceeds for general working capital purposes and funding towards the acquisition of Lamfis.

Common Stock Options

On April 27, 2010, the Board of Directors granted an aggregate of 500,000 5-year options to purchase shares of common stock at $0.10 per share which vests two years from date of grant under the Company’s 2010 Equity Compensation Plan.

The 500,000 options were valued on the grant date at a total of $158 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.003 per share (based on the recent selling price of the Company’s common stock at that time), volatility of 56% (based on the volatility of similar entities), expected term of 4 years, and a risk free interest rate of 2.01%. The Company had applied an estimated forfeiture rate of 10% to all share-based awards which represents the portion that is expected to be forfeited over the vesting period. For the year ended December 31, 2011 and 2010, the Company did not record the stock-based compensation expense of $158 as the Company deemed it was not material.

During the year ended December 31, 2011 and 2010, 60,000 and 260,000 options, respectively, were forfeited in accordance with the termination of employee relationships.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Information related to options granted under the 2010 Equity Compensation Plan and activity for the years then ended is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2009	-	$-	-
Granted	500,000	0.10	5.0
Exercised	-	-	-
Forfeited	(260,000)	0.10	4.5
Cancelled	-	-	-
Balance at December 31, 2010	240,000	0.10	4.42
Granted	-	-	-
Exercised	-	-	-
Forfeited	(60,000)	0.10	3.70
Cancelled	-	-	-
Balance outstanding at the end of year	180,000	$0.10	3.42

Options exercisable at end of year	-	$-
Options expected to vest	180,000
Weighted average fair value of options granted during the period		$-

Stock options outstanding at December 31, 2011 as disclosed in the above table have no intrinsic value at the end of the year December 31, 2011.

Common Stock Warrants

Between February 2011 and June 2011, the Company sold 4,799,000 units of its securities to accredited investors in a private placement which resulted in gross proceeds to us of $479,900.  Each unit consisted of one share of our common stock, one series A Warrant, one Series B Warrant and one Series C Warrant at a purchase price of $0.10 per unit.  Each Series A Warrant is exercisable into one share of common stock for three years from issuance at an exercise price of $0.15 per share.  Each Series B Warrant is exercisable into one share of common stock for three years from issuance at an exercise price of $0.25 per share.  Each Series C Warrant is exercisable into one share of common stock for three years from issuance at an exercise price of $0.50 per share. The exercise price of the warrants and the number of shares of the Company’s common stock issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.  Upon 30 days notice, the Company has the right to call any series of warrants at $0.001 per warrant upon the following terms, providing that the shares of common stock underlying the Warrant are registered for resale:

•	If the closing price of the Company’s common stock equals or exceeds $0.30 per share for 20 consecutive trading days, the Company has the right to call the Series A Warrants,
•	If the closing price of the Company’s common stock equals or exceeds $0.375 per share for 20 consecutive trading days, the Company has the right to call the Series B Warrants, and
•	If the closing price of the Company’s common stock equals or exceeds $0.625 per share for 20 consecutive trading days, the Company has the right to call the Series C Warrants.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

A summary of the status of the Company's outstanding stock warrants as of December 31, 2011 and 2010 and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2009	-	$-	-
Granted	-	-	-
Cancelled	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Balance at December 31, 2010	-	-	-
Granted	14,397,000	0.30	3.00
Cancelled	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Balance at December 31, 2011	14,397,000	$0.30	2.25

Warrants exercisable at December 31, 2011	14,397,000	$0.30	2.25
Weighted average fair value of options granted during the year ended December 31, 2011		$0.01

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company had leased its principal executive offices, totaling approximately 1,500 square feet, from a company which is owned by the Company’s Executive Officers and Directors and two other partners, one of which is a principal shareholder of the Company.  Pursuant to an agreement that expired on May 31, 2011 at $12,000 per annum.  An addendum had been signed which had extended the lease to September 30, 2011 at $1,000 per month. The Company is no longer leasing such executive office space after September 30, 2011.

From time to time the Company also enters into transactions with Computer Nerds International, Inc. (“Computer Nerds”), a company owned by certain of the Company’s Officers, including:

•	From time to time Computer Nerds had advanced us funds for working capital. The loans were due on demand and interest free. At December 31, 2011 and December 31, 2010 the Company owed $0 and $9,119, respectively.

•	The Company purchased inventories and products for sale from Computer Nerds totaling approximately $2,113,000 and $9,000 during the years ended December 31, 2011 and 2010, respectively. The Company’s sales to Computer Nerds totaling approximately $500 and $0 during the years ended December 31, 2011 and 2010, respectively. Accounts payable to Computer Nerds as of December 31, 2011 and 2010, was $300,939 and $4,180, respectively, and were reflected as accounts payable – related party in the accompanying consolidated balance sheets.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Additionally, on October 25, 2011, the Company, through its subsidiary, Superwarehouse, entered into a Distribution Agreement (the “Agreement”) with Computer Nerds whereby the Company appoints Computer Nerds as its non-exclusive distributor of the Company’s products in order to market, promote, distribute, and sell the product to its customers, directly or indirectly and shall include all products, territories, geographies, customers and markets without restriction. The initial term of this Agreement began on October 25, 2011 and shall end on December 31, 2012. The term shall automatically renew for a one year period on each subsequent anniversary date of the effective date.  The Company may give written notice of its intent to terminate this Agreement at anytime. Pursuant to the Agreement, Computer Nerds agrees to charge the Company its cost plus 2% distributor fee. The Company paid approximately $38,000 of the 2% distributor fee during the year ended December 31, 2011.

At December 31, 2010, the Company’s Executive Officers and Directors had advanced an aggregate of $30,210 representing a working capital advance to the Company.  These loans were due on demand and bore interest at a rate of 6% per annum effective January 1, 2010. Accrued interest as of December 31, 2011 and 2010, amounted to $0 and $1,710, respectively, and were included in due to related parties as reflected in the accompanying consolidated balance sheets.  In October 2011, the Company paid off the principal and accrued interest from such related party loan.

In October 2011, the Company issued promissory notes to three officers of the Company in an aggregate amount of $150,000. The notes were due in January 2012 and bore interest at a rate of 18% per annum. Accrued interest as of December 31, 2011, amounted to $6,505. Between January 2012 and February 2012, the Company paid off the principal and accrued interest from such promissory notes.

At December 31, 2009, the Company recorded $2,000 stock subscription receivable representing common stock subscription sale to an officer in fiscal year 2009.  At December 31, 2011 and 2010, the Company collected subscription receivable of $200 and $1,800, respectively.

During fiscal 2011, the Company advanced $2,691 to a shareholder of the Company. This advance is due on demand and non-interest bearing. Such advance is expected to be collected on April 30, 2012.

NOTE 9 - INCOME TAXES

Prior to March 10, 2011, the Company was an S Corporation whereby elements of income taxation including income, expense, credits and allowances of the Company are reflected in a proportional basis on the stockholder’s individual income tax returns.  Accordingly, there is no provision for income taxes in these consolidated financial statements for the year ended December 31, 2010 or for income allocated to the period January 1, 2011 to March 9, 2011.

Beginning on March 10, 2011, the Company’s tax status changed to a C Corporation as a result of a change in the ownership of the Company to include an ineligible shareholder for S status purposes. The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $273,000 at December 31, 2011, expiring through the year 2031. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 9 - INCOME TAXES (continued)

The table below summarizes the differences between the Companies’ effective tax rate and the statutory federal rate as follows for the period ended:

December 31, 2011

Computed "expected" tax expense (benefit)	(35.0)%
State income taxes	(5.0)%
Permanent differences	14.0%
Change in valuation allowance	26.0%

Effective tax rate	0.0%

The Companies have a deferred tax asset which is summarized as follows at:

Deferred tax assets:	December 31, 2011
Net operating loss carryover	$109,200
Less: valuation allowance	(109,200)
Net deferred tax asset	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2011, due to the uncertainty of realizing the deferred income tax assets.  The valuation allowance was increased by $109,200.

Had the Company been a subchapter C Corporation for federal and state income tax purposes prior to March 10, 2011, the tax net operating loss carryforwards would have been increased by approximately $567,000 as of December 31, 2011 and the deferred asset before any valuation allowance would have been increased by $226,800. However, due to tax losses and management’s recording of a full valuation allowance, income tax expense would have been zero for the prior period presented.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Consulting Contracts

In March 2011 the Company entered into a consulting agreement with Brainard Equities, LLC in connection with business development and advisory services related to acquisition matters to the Company. This agreement is in effect for one year and payment was made in full on March 23, 2011 in the amount of $50,000.

In December 2011, the Company entered into a 6 month investment banking and financial advisor agreement pursuant to which it agreed to act as an exclusive investment banking consultant (the “Consultant”) for the Company. The Company shall pay the Consultant 10% of gross proceeds raised from a private placement financings and warrants to purchase shares of the Company’s common stock equal to 10% of the number of shares sold from such private placement financings. The Company shall pay a $25,000 retainer fee for its services. In December 2011, the Company paid $12,500 of the retainer.

Additionally, in December 2011, the Company entered into a consulting and advisory agreement with the same Consultant (see above) which term is from the date of this agreement through the 3 year anniversary of the final closing of the financing of the Company’s convertible promissory note as defined in the agreement. The Company shall pay $5,000 commencing on the month following the initial closing of the financing. The Company shall issue 4,200,000 shares of the Company’s Common stock for advisory services. The 4,200,000 shares are subject to a re-purchase in the event that there has been no closing of the financing after 1 year pursuant to this agreement. No funds were raised as of December 31, 2011 and as such the Company was not obligated to issue the 4,200,000 shares to the Consultant.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 10 – COMMITMENTS AND CONTINGENCIES (continued)

In July 2011, the Company entered into a 4 year Rebate Agreement (the “Agreement”) with a distributor. The Company received a one-time advance rebate allowance of $375,000 and marketing allowance of $25,000 whereby the Company will purchase at least 90% of the Company’s monthly purchase requirements of products for sale from such distributor. Pursuant to the Agreement, the Company is eligible to receive volume cash discount, volume flat rebates, marketing rebate and annual growth rebates as defined in the Agreement. The allowance is subject to a repayment claw back provision upon the occurrence of either (i) the acquisition of the Company by a third party including the sale of all or substantially all of the Company’s equity or assets, a merger, or transaction resulting in a change of control or (ii) the Company does not honor its purchase commitments for 2 or 3 consecutive months in a 12 months period. If a repayment claw back occurs, the Company shall pay back the unearned portion of any discounts, rebates and allowances paid by the distributor. The Company recorded the advance rebate and marketing allowance as deferred discount as reflected in the accompanying consolidated balance sheets. The Company amortizes the advance rebate to cost of sales and amortizes the advance marketing allowance to expense over the term of the Agreement. Deferred discount- short term at December 31, 2011 was $100,000 and will be amortized within a year. Deferred discount- long term at December 31, 2011 was $250,000 and will be amortized over the remaining term of the agreement beyond one year period.

Operating Lease

A lease agreement was signed for office and warehousing space located in Broward County, Florida with an initial term commencing on June 1, 2011 and expiring on July 31, 2014. Such office space consists of approximately 6,962 square feet and serves as the corporate headquarters of the Company and its subsidiary, Lamfis. There are no minimum, contingent or sublease arrangements in the lease.  Future minimum rental payments required under this operating lease are as follows:

·	Period ending December 31, 2012	$51,953
·	Period ending December 31, 2013	$53,027
·	Thereafter	$31,311

Included in the lease is a $10,345 credit against rent due for work performed by the Company for leasehold improvements to office and warehousing space.  This is not reflected in the numbers above.

In August 2011, the Company entered into an amendment agreement whereby the lease for an office and warehousing space located in San Diego, California was extended up to September 30, 2012 which serves as the headquarters of the Company’s subsidiary, Superwarehouse. The monthly base rent for the extended period shall be $1,993. Future minimum rental payments required under this operating lease are as follows:

·	Period ending December 31, 2012	$23,916

Rent expense was $39,125 and $12,840 for the years ended December 31, 2011 and 2010, respectively.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 10 – COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreement

On April 27, 2010, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Kriegstein, Chief Executive Officer of the Company and Mr. Merrick, Chief Financial Officer of the Company (the “Executives”). The term of this Employment Agreement shall commence on the effective date and end on the date which is the earlier of (i) the second anniversary of the Effective Date, or (ii) the date on which the Company either concludes an initial public offering of its securities or consummates a transaction in which the Company is acquired by another individual or entity (the “Termination Date”). The term may be extended for additional one (1) year period by written notice given by the Company to the Executives at least 60 days before the expiration of the term. Mr. Kriegstein’s present base salary is $50,000 per year and Mr. Merrick’s present base salary is $48,000. The Executives are entitled to receive discretionary bonus compensation as determined by the board of directors from time to time. During the employment term, the Executives shall be entitled to (i) vacation per annum, (ii) business expense reimbursements and (iii) participate in all benefit programs of the Company currently existing as defined in the Employment Agreement. If Executive’s employment is terminated without cause, upon death or should he become disabled, the Executives will be entitled to his base salary for a period of the earlier of (i) 1 year from and after the date of death and if disabled, 6 months following such disability or (ii) the Termination Date. As defined in the agreement, the Executives are restricted from competing with the Company for 1 year following such termination.   On February 8, 2012, this Employment Agreement was amended (see Note 11).

NOTE 11 - SUBSEQUENT EVENTS

On February 15, 2012, the Company issued a promissory note to a related party, who is a shareholder of the Company, for $25,000. The note bears an annual interest rate of 6% per annum. The principal amount together with accrued interest will be due on the closing date of the Company’s financing pursuant to its February 2012 Private Placement Memorandum.

On February 8, 2012 the Company entered into an amended Executive Employment Agreement with the Company’s Chief Executive Officer and Chief Financial Officer whereby the Company and the Executives agreed to amend certain Employment Agreement dated on April 27, 2010 and extend the term of such Employment Agreement to February 1, 2015. The term may be extended for an additional 1 year period by written notice given by the Company to the Executives at least 60 days before the expiration date. All other terms and conditions of the Employment Agreement remain in full force and effect.

On February 7, 2012, the Company entered into a non-binding letter of intent with a Public company and the Public company’s shareholders regarding a merger or acquisition agreement through a share exchange whereby the Public company shall issue its shares in exchange for all of the outstanding stock of the Company which is commonly referred to as a reverse merger. The Company shall pay a purchase price in cash of $304,000 upon closing of such reverse merger transaction. Upon the execution of this letter of intent, the Company paid $25,000 which may be refunded back subject to a provision as defined in the letter of intent agreement.

The Company has evaluated events and transactions that occurred subsequent to December 31, 2011, through the date the consolidated financial statements were issued, for potential recognition or disclosure in the accompanying consolidated financial statements.  Other than the disclosures shown, the Company did not identify any events or transactions through date the consolidated financial statements were issued, that should be recognized or disclosed in the accompanying consolidated financial statement.